UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On February 26, 2021, Kennedy-Wilson Holdings, Inc. (the “Company”) settled the previously announced cash tender offer (the “Tender Offer”) for up to $1.0 billion aggregate principal amount (the “Maximum Tender Amount”) of its 5.875% Senior Notes due 2024 (the “Notes”). The Tender Offer expired at 12:00 midnight, New York City time, at the end of February 24, 2021 (the “Final Tender Time”). As of the Final Tender Time, $576,866,000, or 57.69%, of the Maximum Tender Amount had been validly tendered and not withdrawn in the Tender Offer. The Company has accepted for purchase all of the Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time.

Holders of Notes validly tendered at or prior to 5:00 p.m., New York City time, on February 9, 2021 (the “Early Tender Time”), not validly withdrawn and accepted for purchase in accordance with the terms of the Tender Offer received on February 11, 2021, for each $1,000 principal amount of such Notes, the “Total Consideration” of $1,015.00, which included an “Early Tender Premium” of $30.00. In addition to the Total Consideration, such holders also received, in respect of such Notes, accrued and unpaid interest from the last interest payment date for the Notes to, but not including, February 11, 2021. Holders of Notes who tendered Notes in the Tender Offer after the Early Tender Time but at or prior to the Final Tender Time and whose Notes were accepted for purchase were not entitled to receive the Early Tender Premium and therefore received on February 26, 2021, for each $1,000 principal amount of such Notes, the “Tender Offer Consideration” of $985.00. In addition to the Tender Offer Consideration, such holders also received, in respect of such Notes, accrued and unpaid interest from the last interest payment date for the Notes to, but not including, February 26, 2021. The total consideration paid by the Company for the Tender Offer of $597,746,314.04, including accrued and unpaid interest, was funded from a portion of the net proceeds from the previously announced issuance and sale by the Company, of its senior notes due 2029 and senior notes due 2031.

The Tender Offer was made pursuant to the Company’s Offer to Purchase dated January 27, 2021. BofA Securities, Inc. acted as Dealer Manager for the Tender Offer. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: February 26, 2021